Exhibit 10.9

SUBSCRIPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), is dated as of [•], 2021, by and between Alpha Partners Technology Merger Corp., a Cayman Islands exempted corporation (the “Company”), and [•], a [•] (“Subscriber”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, immediately prior to the closing of the IPO (the “IPO Closing”), the Company and Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company (the “Sponsor”), have entered into, or intend to enter into, agreements concurrently with this Agreement (collectively, with this Agreement, the “Subscription Agreements”), in substantially the form of this Agreement, for the purchase of Founder Units and Private Placement Units set forth therein;

WHEREAS, Subscriber (together with its affiliates, the “Subscriber Group”) has indicated an interest in purchasing, directly or indirectly through its affiliated entities, 9.8% of the Public Units offered in the IPO (the “IPO Indication”), which, together with the Private Placement Units purchased hereunder, would equal 9.9% of the total outstanding units of the Company at the time of the IPO Closing (excluding any Public Units sold as a result of the exercise of the Underwriters’ Option (as defined below));

WHEREAS, the ultimate allocation of Public Units to the Subscriber Group may be equal to or less than the IPO Indication (such actual number of Public Units purchased in the IPO by the Subscriber Group, the “IPO Allocation”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to Subscriber, and Subscriber shall purchase, (i) certain units of the Company (the “Founder Units”), each such unit comprised of one share of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), and one-third of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Founder Warrants”), and (ii) certain units of the Company with the same terms as the Founder Units (the “Private Placement Units” and, together with the Founder Units, the “Securities”); and

WHEREAS, the Company, the Sponsor and Subscriber intend for the purchase of Founder Units and Private Placement Units as set in the Subscription Agreements to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Units in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the IPO Closing, the Company will seek to identify and consummate a Business Combination.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Closing; Conditions.

(a)	Obligation. Upon execution, Subscriber’s obligation to purchase the Securities, and the Company’s obligation to sell the Securities to Subscriber in a private placement transaction (the “Private Placement”), shall be irrevocable, subject to the terms set forth in this Agreement.

(b)	Closing. The closing of the purchase of the Private Placement Units (the “Units Closing”) shall take place remotely via delivery of electronic documents, or such other place as determined by the Company, contemporaneously with the closing of the IPO (the “Units Closing Date”). The closing of the purchase of the Founder Units (the “Founder Units Closing”) shall take place remotely via delivery of electronic documents, or such other place as determined by the Company, on the closing of the Business Combination (as defined below) (the “Founder Units Closing Date”). As used herein, “Closing” means the Units Closing or the Founder Units Closing, as applicable, and “Closing Date” means the Units Closing Date or the Founder Units Closing Date, as applicable. If (i) the closing of the IPO has not occurred for any reason by May 31, 2021 or (ii) the Company is liquidated or dissolved prior to the Founder Units Closing Date, then, unless Subscriber otherwise agrees in writing, this Agreement shall terminate and be of no further force or effect.

(c)	Closing Conditions. Subscriber’s obligation to purchase the Securities and the Company’s obligation to sell the Securities to Subscriber is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company or Subscriber upon written notice of such waiver to the other party):

(i)       On the applicable Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii)       The representations and warranties of the Company and Subscriber contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the applicable Closing Date as if made on such Closing Date.

(iii)       The Sponsor, its affiliates, limited partners of investment vehicles affiliated with the Sponsor and, with the prior consent of Subscriber (not to be unreasonably withheld, conditioned or delayed) other parties designated by the Sponsor shall have purchased at least eighty percent (80%) of the Private Placement Units offered by the Company in connection with the IPO which are not purchased by the Subscriber Group.

(d)	Subscription and Sale of the Securities. Subject to Section 1(f) hereof, (i) on the Units Closing Date, Subscriber shall purchase from the Company, and the Company shall issue and sell to Subscriber, the number of Private Placement Units indicated on the signature page hereof, in consideration for Subscriber’s purchase price for such Private Placement Units indicated on the signature page hereof (the “Units Purchase Price”), on the terms and subject to the conditions described herein, and (ii) on the Founder Units Closing Date, Subscriber shall purchase from the Company, and the Company shall transfer and sell to Subscriber, the number of Founder Units indicated on the signature page hereof, in consideration for Subscriber’s purchase price for such Founder Units indicated on the signature page hereof (the “Founder Units Purchase Price” and, together with the Units Purchase Price, the “Purchase Price”), on the terms and subject to the conditions described herein. The number of Securities and the amount of the Purchase Price indicated on the signature page hereof may be increased or decreased pursuant to Section 1(f) hereof.

(e)	Purchase of the Securities. The Company shall notify Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (as defined below) (the “Effective Date”) at least two (2) Business Days (as defined below) prior to the Effective Date, and Subscriber shall remit the Units Purchase Price to the Company’s transfer agent (to be held in escrow pending the consummation of the IPO), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and Subscriber may agree upon in writing. If the consummation of the IPO has not occurred for any reason by the date that is seven (7) Business Days after the date on which Subscriber remitted the Units Purchase Price to the Company’s transfer agent, then, unless Subscriber otherwise agrees in writing, the Company shall promptly cause its transfer agent to return the Units Purchase Price to Subscriber without interest or deduction, and this Agreement shall terminate and thereafter have no force or effect. The Company shall notify Subscriber in writing of the anticipated consummation date of the Business Combination at least two (2) Business Days prior to such date, and the Company shall deliver the Founder Units to or as instructed by Subscriber against payment of the Founder Units Purchase Price to accounts indicated by the Company by wire transfer of immediately available funds or other means approved by the Company, on the Founder Units Closing Date, or such other date as the Company and Subscriber may agree upon in writing. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(f)	Purchase of Additional Securities; Return of Unused Amount of Purchase Price. It is currently contemplated that the IPO will raise $250,000,000 in gross proceeds (excluding exercise of the underwriter’s option to purchase additional units in connection with the IPO (the “Underwriter’s Option”)). Subscriber agrees that, if the size of the IPO is increased to $287,500,000 or more, pursuant to the exercise of the underwriter’s overallotment option or otherwise, Subscriber shall receive an additional number of Founder Units as indicated on the signature page hereof. In the case of such increase, the number of Private Placement Units, the Purchase Price for the Private Placement Units and the Purchase Price for the Founder Units shall not be adjusted.

2.	Representations and Warranties of Subscriber.

Subscriber represents and warrants as follows:

(a)	(i) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act, as evidenced by the Accredited Investor Status Checklist (attached hereto as Exhibit A) and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(ii)       Subscriber understands that the Company is relying on the accuracy of these representations and warranties and understands the significance of Subscriber’s representations and warranties to the Company that Subscriber is an accredited investor. By executing this Agreement, Subscriber agrees to notify the Company of any material changes affecting Subscriber’s status prior to the Company’s acceptance of the subscription.

(b)	Subscriber understands that the Securities are not presently registered and the Company has no obligation to register the Securities or assist Subscriber in obtaining an exemption from registration except as described in the Registration Statement. Subscriber understands that the Private Placement Units and Founder Units will not be registered under the Securities Act on the basis that the issuance of the Private Placement Units and Founder Units is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exemption claimed may not be present if any of the representations and warranties of Subscriber contained in (a) through (d) of this Section 2 are untrue or, notwithstanding Subscriber’s representations and warranties, Subscriber currently contemplates acquiring any of the Securities for resale.

(c)	Subscriber is purchasing and acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and Subscriber understands that an investment in the Securities is not a liquid investment.

(d)	Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when sold or issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Securities may be required to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Subscriber further acknowledges that the Securities will be subject to certain lock-up restrictions, as described in this Agreement, and may only be transferred pursuant to the terms of such lock-up. Subscriber also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the Company has then ceased to be a shell company; (ii) the Company is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); (iii) the Company has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(e)	Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company’s proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s proposed business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Securities and the Company’s business, management, financial affairs, prospects and risks, both written and oral, that Subscriber desires. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its proposed business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, (ii) the information described in subparagraph 2(g) below and (iii) the representations and warranties of the Company made to Subscriber in this Agreement.

(f)	Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)	Subscriber has carefully considered and has discussed with Subscriber’s legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)	There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i)	The execution, delivery and performance of and compliance with this Agreement and the sale and issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound.

(j)	Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment. Subscriber acknowledges and understands and agrees that in the event the Company is unable to consummate a Business Combination within a certain period of time following the closing of the IPO, then Subscriber may lose its entire investment.

(k)	Subscriber understands that the officers and directors of the Company, and other similarly situated individuals, may receive better terms than those being offered to Subscriber hereby, which have been disclosed to Subscriber.

(l)	Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(m)	Subscriber is aware that (i) the Company will have no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company will be a shell company. Subscriber has experience in evaluating the risks of investing in early stage development companies and blank check companies.

(n)	Subscriber represents that Subscriber is not purchasing or acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of its affiliates, agents or representatives.

(o)	Subscriber has carefully read each of the terms and provisions of this Agreement.

(p)	No representations or warranties have been made to Subscriber by the Company or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in purchasing the Founder Units and subscribing for the Private Placement Units, Subscriber is not relying upon any representations other than those contained in this Agreement. Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Private Placement or the proposed business or prospects of the Company.

(q)	Subscriber represents and warrants it has not engaged any finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, that is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(r)	Subscriber acknowledges that if the Company does not complete an initial Business Combination within the required time period, (i) the assets in the Company’s trust account, including any remaining proceeds of the sale of the Private Placement Units, will be used to fund the redemption of its Public Shares and (ii) that there will be no liquidating distributions from the Company’s trust account with respect to the Securities held by the Sponsor, and the Private Placement Units and Founder Units will expire worthless.

3.	Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)	Organization. The Company is duly organized and validly existing as a Cayman Islands exempted corporation.

(b)	Corporate Power. The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)	Authorization. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Private Placement Units to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)	Capitalization. The authorized share capital of the Company consists of, as of the date hereof:

(i)       200,000,000 shares of Class A Common Stock, none of which are issued and outstanding;

(ii)      20,000,000 shares of Class B Common Stock, 7,187,500 of which are issued and outstanding. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)     1,000,000 shares of preferred stock, none of which are issued and outstanding.

(e)	Valid Issuance of Private Placement Units. The Private Placement Units and Founder Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement:

(i)       will be free and clear of any preemptive or similar rights, taxes, security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer specified under this Agreement, that certain warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company, the Securities Act and any applicable state securities laws;

(ii)      will be duly and validly issued, fully paid and non-assessable;

(iii)     will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)     assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(f)	IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(g)	No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Private Placement Units or Founder Units.

(h)	Governmental Consents and Filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2 and in the Accredited Investor Status Checklist attached hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(i)	Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(j)	Compliance with Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect.

(k)	Operations. As of the date hereof, the Company has not conducted, and prior to the consummation of the IPO the Company will not conduct any operations other than organizational activities and activities in connection with offerings of the Securities.

(l)	Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)	Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(n)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(o)	Non-Public Information. The Company represents and warrants that none of the information conveyed to Subscriber in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

4.	[Intentionally omitted.]

5.	Additional Agreements.

(a)	No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to the Securities prior to the closing of the Business Combination. For purposes of this Section 5(a), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis); provided, however, and for the avoidance of doubt, that this Section 5(a) shall not prohibit Subscriber from effecting a Short Sale with securities that do not constitute “Securities” under this Agreement.

(b)	Lockup. Subscriber shall not transfer, assign or sell (i) any of the Founder Units until the earliest of (A) one year following the closing of Business Combination and (B) subsequent to Business Combination, (x) if the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and other similar adjustments) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property and (ii) any of its Private Placement Units and Class A Common Stock issued upon conversion or exercise thereof until 30 days after the closing of the Business Combination. If at any time, and for any reason, the Sponsor, or any other subscriber of Founder Units or Private Placement Units, receives terms more favorable than the restrictions contained in this Section 5(b) (the “Lock-Up Restrictions”), then such terms shall be equally applied to Subscriber’s Founder Units and/or Private Placement Units, as applicable; and the Lock-Up Restrictions contained herein shall be amended, without any further required action of the parties hereto, to reflect the more favorable Lock-Up Restrictions provided to the Sponsor or such other subscriber to such Founder Units and/or Private Placement Units.

(c)	Registration Rights. The Company and Subscriber will enter into a registration rights agreement on the Effective Date substantially in the form provided to Subscriber prior to the date hereof granting Subscriber customary registration rights with respect to the Founder Units and Private Placement Units (and underlying Class A Common Stock) as described in the Registration Statement.

(d)	Reduction If Subscriber Exercises Redemption Rights or Sells Shares. Subscriber acknowledges and agrees that it shall forfeit its right to receive a number of Founder Units determined in accordance with this Section 5(d) if Subscriber holds less than a number of Class A Common Stock (excluding the Class A Common Stock included in the Private Placement Units and excluding shares or units purchased by Subscriber in a private placement, if any, consummated by the Company after the IPO in connection with the Company’s Business Combination) equal to the IPO Allocation (the “Required Number”) on the Founder Units Closing Date (with the number of Public Shares still held by Subscriber on Founder Units Closing Date being referred to herein as the “Subscriber’s Number”). Subscriber shall not forfeit any shares if the Subscriber’s Number equals or exceeds the Required Number on the Founder Units Closing Date and the Company shall sell to Subscriber the number of Founder Units indicated on the signature page hereof. However, if on the Founder Units Closing Date the Subscriber’s Number is less than the Required Number, then the number of Founder Units sold to Subscriber will be equal to the number of Founder Units indicated on the signature page hereof multiplied by a fraction, (i) the numerator of which is the Subscriber’s Number and (ii) the denominator of which is the Required Number, at a nominal price per share as indicated on the signature page hereof. The Company shall give Subscriber the lesser of (i) five (5) Business Days prior written notice or (ii) the number of days’ prior written notice agreed to in connection with any financing obtained (debt or equity) in connection with the Business Combination, of the Founder Units Closing Date.

(e)	Changes in Connection with Business Combination. Subscriber agrees that if, in connection with a Business Combination, the Sponsor decides (i) to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of the Founder Units and/or the Private Placement Units (or the Sponsor’s membership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Founder Units and/or the Private Placement Units (or the Sponsor’s membership interests representing an interest in any of the foregoing), to facilitate the consummation of such Business Combination (each, a “Change in Investment”), such Change in Investment shall apply pro rata to the Founder Units and/or Private Placement Units held by the Sponsor and Subscriber based on the relative number of Founder Units and/or Private Placement Units to be held by each on the Founder Units Closing Date; provided, that in each case Subscriber has been given notice at least two (2) Business Days prior to any proposed Change in Investment. Subscriber agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Sponsor to effectuate such Change in Investment on the same terms as applicable to the Sponsor.

(f)	Automatic Conversion of Founder Shares. The Founder Shares acquired by Subscriber shall automatically convert into Class A Common Stock of the Company on the Business Day following the closing of the Business Combination. For the avoidance of doubt, Subscriber shall be prohibited form converting any acquired Founder Shares prior to the consummation of the Business Combination.

(g)	Right to Participate in Future Offerings; Favorable Terms. In the event the Company contemplates an additional offering of securities in anticipation of the Business Combination, and if at the time of such additional offering of securities the Subscriber’s Number is equal to or greater than the Required Number, the Company shall offer Subscriber (together with any of its Permitted Transferees (as defined below)), the right to participate in such offering pro rata in the same percentages of Public Units subscribed or purchased by Subscriber at the time of the IPO Closing. Additionally, if the Company grants the Sponsor any rights with respect to the registration of any shares of equity securities of the Company or any securities convertible or exercisable into shares of any equity securities of the Company that are more favorable to the Sponsor than the rights of Subscriber set forth in this Subscription Agreement, then the Company shall grant to Subscriber the same rights granted to the Sponsor. If the terms of the Public Units (including the ratio thereof) are amended after the date hereof, the terms of the Founder Units shall be deemed to be amended, so that such terms are identical to the terms of the Public Units, with no further action needed by the Company or Subscriber to effect such amendment. For purposes of this Agreement, “Permitted Transferee” means the transferee of a sale, assignment, distribution, transfer or other disposition of Public Units, Private Placement Units, Founder Units, any securities underlying any of the foregoing and/or any other securities of the Company by Subscriber to an affiliate of the transferor; provided, however, that any Permitted Transferee must enter into a written agreement agreeing to be bound by this Agreement.

(h)	Material Non-Public Information. The Company shall not disclose to Subscriber any information (including, without limitation, information that may be provided to the Company) that is material non-public information with respect to any public company, including the Company. Should the Company determine that it is required to disclose such information under the terms of this Agreement, or should it wish to do so in furtherance of the transactions contemplated hereby, the Company shall consult with the Company’s General Counsel or Chief Compliance Officer (or their designees) regarding such potential disclosure.

(i)	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Subscriber and the Sponsor as, and the Sponsor acknowledges that Subscriber and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Subscriber and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

(j)	Waiver of Rights in Trust Account. Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it. In the event Subscriber has any Claim against the Company under this Agreement, Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it.

(k)	Use of Subscriber’s Name. Neither the Company nor the Sponsor will, without the written consent of Subscriber in each instance, use in advertising, publicity or otherwise the name of Subscriber or any of its affiliates, or any equityholder, manager, director, officer or employee of Subscriber, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Subscriber or its affiliates or any information relating to the business or operations of Subscriber or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose Subscriber’s name and information concerning Subscriber (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential. The Company and the Sponsor agree to provide to Subscriber for Subscriber’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to Subscriber or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by Subscriber or to the extent Subscriber has a good faith objection to such submission, filing or disclosure.

(l)	Beneficial Ownership Limitation. Notwithstanding anything to the contrary herein, none of the rights of Subscriber provided for herein, shall result in Subscriber (together with any affiliates of Subscriber, and any persons or entities acting as a group together with Subscriber or any affiliates of Subscriber) beneficially owning in excess of the Beneficial Ownership Limitation (as defined below). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall mean 9.9% of the number of shares of the Public Units of the Company or any other class of securities that would be subject to Section 16 under the Exchange Act or the rules and regulations promulgated thereunder.

(m)	Prohibition on Certain Business Combinations. The Company shall not enter into a Business Combination where the resultant company of such Business Combination would be classified as a U.S. Real Property Holding Corporation under Section 897 of the Internal Revenue Code of 1986, as amended.

6.	Miscellaneous.

(a)	Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Alpha Partners Technology Merger Sponsor LLC

One Penn Plaza, 36th Floor

New York, NY 10119

Attention: Matthew Krna

Sean O’Brien

Email: matt@alphapartners.com

sean@alphapartners.com

With a copy which shall not constitute notice to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Dostal

 Leonard Kreynin

Email: derek.dostal@davispolk.com

Leonard.kreynin@davispolk.com

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)	Entire Agreement; Amendments; Assignment. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by both parties hereto. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party provided, that, Subscriber may assign or otherwise transfer any right or obligation hereunder to a Permitted Transferee. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)	Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)	Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(e)	Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)	Specific Enforcement; Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h)	Drafting. This Agreement shall not be construed for or against a party hereto based upon authorship.

(i)	Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j)	Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k)	Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(l)	Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 5(h) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Subscriber shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Subscriber shall be liable for any breach of such confidentiality obligations by any such person or entity.

(m)	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(Signature pages follow.)

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be executed as of the date indicated below.

Number of Private Placement Units to be purchased at $10.00 per unit*	[•]
Purchase price for Private Placement Units	$[•]
Number of Founder Units to be sold pursuant to a $250,000,000 IPO*	[•]
Additional Founder Units to be sold pursuant to a $287,500,000 or greater IPO	[•]
Purchase Price for Founder Units	$[•]
Purchase Price	$[•]
*Subject to adjustment pursuant to Section 1(f) of this agreement

SUBSCRIBER:

[•]

By:
Name:
Title:

Date: [•], 2021

Subscriber’s Address for Notices:

[•]

Acceptance and Agreement:

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the foregoing subscription accepted and agreed to, as of the date indicated below.

COMPANY:

Alpha Partners Technology Merger Corp.

By:
Name:
Title:

Date: [•], 2021

Exhibit A – Accredited Investor Questionnaire

SUBSCRIBER TO COMPLETE

Accredited Investor Status Checklist:

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, you may not qualify to take parting this offering.

☐	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings association or institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	Investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.
☐	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, business trust, partnership, or limited liability company, or any other entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Accredited Investor Questionnaire

☐

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	A trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D of the Securities Act.

☐	Any entity in which all of the equity owners are Accredited Investors.

☐	A director or officer of the Company.

☐	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status; The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

☐

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in the preceding row and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Accredited Investor Questionnaire